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                                                                    EXHIBIT 10.4

                                 October 1, 1999

Mr. Robert Hersch


         Re:  Employment of Robert Hersch by MSI Holdings, Inc.

Dear Robert:

         I am pleased to offer you the position of Vice President - Corporate Finance. The purpose of this letter is to outline and confirm the issues discussed earlier, so both you and I have a point of reference as we move forward. This offer is contingent upon passing MSI's drug test and a satisfactory background check.

1.       START DATE: Your employment is deemed to have commenced August 1, 1999.

2. PERFORMANCE: You agree to devote your full time, energy, and attention during working hours to the performance of your duties as Vice President - Corporate Investor Relations.

3. COMPENSATION: Robert, as discussed, MSI will pay you a targeted base salary amount equal to One Hundred Thousand Dollars ($100,000.00) calculated on an annualized basis. The targeted base salary will be paid in equal installments twice monthly less appropriate withholding.

4. SIGNING BONUS: In further consideration of your employment and your willingness to move to Austin, Texas, MSI grants to you 10,000 shares of the company's Common Stock.

5. ANNUAL BONUS OPPORTUNITY: You will have an annual bonus opportunity in an amount likely to equal 25%, but not to exceed 50%, of your targeted base salary, based on goals to be determined by us jointly.

6. STOCK OPTIONS: You will be granted 150,000 stock options upon hire. Of this amount 100,000 options will be priced at the closing price on August 1, 1999, 50,000 of which will become vested after 6 months of hire, 25,000 will become vested after 12 months, and 25,000 will become vested after 18 months. The additional 50,000 options will be priced at $10 each and will vest at such time as the closing price of MSI stock is $10 or greater for a thirty (30) consecutive trading day period. MSI's Employee Stock Option Plan shall otherwise govern the issuance and exercise of these 100,000 stock options. The strike price date is August 1, 1999. The additional 50,000 stock options shall vest at such time as the Company's stock closing price equals or exceeds an average of $10 for a consecutive thirty (30) day trading period, the strike price being $10 per share.

7. BENEFITS: We will provide you with our standard company benefits. Group health, dental, and life insurance will begin the first day of the month following the date of your employment.



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MSI is willing to reimburse you for Cobra payments for a maximum period of 30 days to help bridge insurance coverage until you can actually come into MSI's health plans. Participation in MSI's 401(k) savings and retirement program will be in accordance with MSI's current plans and restrictions.

8. VACATION: As a key member of management, you will have 15 days of paid vacation available during each twelve months of employment with MSI. This vacation time will be in addition to any other paid time off as applicable under MSI's paid time off policy.

9. EXPENSE REIMBURSEMENT: You will be reimbursed for all reasonable, ordinary and necessary business expenses submitted by you and paid by MSI in accordance with MSI's policies, practices, and procedures.

10. SEVERANCE BENEFITS: In the event MSI terminates your employment prior to July 31, 2000, without cause, MSI will pay you $48,000.00, payable in 12 equal installments, less all ordinary withholdings over a 6 month period following termination. The severance payments are conditioned upon MSI's receipt of an executed Settlement Agreement, General Release, and Covenant Not to Sue, a copy of which is attached hereto as Exhibit "1".

         MSI is an equal opportunity employer and maintains a drug free workplace. All employment is "AT WILL", meaning that you may resign at any time and that MSI may discharge you at any time with or without cause.

         Robert, let me say again that I am delighted you have decided to make a career move to MSI and believe this is an outstanding opportunity for both of us. Please indicate your acceptance of this at-will employment offer in the signature block below and return one copy to me.

                                        Sincerely,


                                        Robert Gibbs
                                        President & CEO

At-Will Employment Offer Acceptance
as stated above:


--------------------------------
Robert Hersch

--------------------------------
Date


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                                   EXHIBIT "1"


                              SETTLEMENT AGREEMENT
                    GENERAL RELEASE, AND COVENANT NOT TO SUE


     This Settlement Agreement, General Release, and Covenant Not to Sue ("Agreement") is made and entered into as of the _______ day of______________, ____________, by and between ________________________ ("Employee") and MSI
HOLDINGS, INC., a Utah corporation (the "Company"), both of which are hereinafter collectively referred to as the "parties".

                                    Recitals

     WHEREAS, Employee was employed by the Company as its Vice President - Corporate Investor Relations;

     WHEREAS, Employee's employment with the Company shall terminate/has terminated effective_________________________,______________________ (the
"Termination Date"); and

     WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the employment relationship between Employee and the Company, and the cessation or termination thereof.

                                    Agreement

     NOW, THEREFORE, in consideration of the Recitals and the mutual promises, covenants and agreements set forth herein, the parties covenant and agree as follows:

1. Employee, for himself and on behalf of his attorneys, heirs, legatees, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES the Company, its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, limited liability companies, and other entities, their successors and assigns, and the current and former owners, members, shareholders, managers, directors, officers, partners, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, limited liability companies, and other entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the "Releasees"), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights,



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     debts, demands, controversies, costs, losses, damages, and expenses
     (including, without limitation, attorneys' fees and expenses) whatsoever (collectively, "Claims") under any municipal, local, state, or federal law, common or statutory including, but in no way limited to, Claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq for any actions or omissions whatsoever, whether known or unknown, that are connected with or related to the employment of Employee by the Company, or the cessation or termination thereof, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement. Employee does not, however, release, acquit, or discharge the Releasees from any Claim arising out of any nonperformance or failure to perform by the Company of any of its obligations under this Agreement or any Claim not connected with or related to the employment of Employee by the Company, or the cessation or termination thereof.

2. Employee, for himself and on behalf of his attorneys, heirs, legatees, assigns, successors, executors, and administrators, COVENANTS NOT TO SUE OR OTHERWISE CONSENT TO PARTICIPATE IN ANY ACTION AGAINST any of the Releasees based upon any of the Claims released in paragraph 1 of this Agreement.

3. Employee agrees that he will keep the terms, amount, and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that he will not communicate or otherwise disclose to any employee (past, present, or future) of the Company or any of the other Releasees or to a member of the general public the terms, amount, or fact of this Agreement, except as may be required by law or compulsory process.

4. Employee waives and releases forever any right or rights he might have to employment, reemployment, or reinstatement with the Company or any of the other Releasees, except as may be provided under the terms of this Agreement.

5. Upon the expiration of seven (7) days after Employee's execution of this Agreement, the Company agrees to begin to pay or provide Employee the Severance Payments. The Severance Payments equal Forty-Eight Thousand Dollars ($48,000.00), payable in twelve (12) equal installments, less all ordinary withholdings over a six (6) month period following the effective date of termination.

6. The parties hereto recognize that, by entering into this Agreement, the Company and each other Releasee does not admit, and does specifically deny, any violation of any local, state, or federal law, common or statutory. The parties further recognize that this Agreement has been entered into in release and compromise of any claims which might be asserted by Employee in connection with his employment by the Company, or the termination thereof, and to avoid the expense and burden of any litigation related thereto.

7. The parties acknowledge and agree that in the event Employee materially breaches any provision of this Agreement, (a) Employee will indemnify and hold the Company harmless



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     from and against any and all resulting damages, expense, or loss incurred by the Company (including, without limitation, attorneys fees and expenses), (b) Employee will immediately repay to the Company in full any payments made to him under the provisions (including, without limitation, paragraph 5) of this Agreement, and (c) the Company will be entitled to file counterclaims against Employee for breach of the covenant not to sue and may recover from Employee any payment not repaid to the Company, as required by clause (b) of this paragraph 7, as well as any and all other resulting actual or consequential damages.

8. One or more waivers of a breach of any covenant, term, or provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

9. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, (a) such provision or term shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

10. The parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its attorneys fees and costs of court. Each party shall have the right to sue for specific performance of this Agreement, and for declaratory and injunctive relief.

11. Either party may revoke this Agreement, within seven (7) days of the date of its execution by Employee (the "Revocation Period"), by written notice to the other party. Employee agrees that if he revokes this Agreement, he shall receive none of the benefits provided for under its terms. Employee further understands and agrees that, unless the Company receives from Employee, prior to the expiration of the Revocation Period, written notice of his revocation of this Agreement, this Agreement and all of its terms shall have full force and effect and Employee shall have forever waived his right to revoke this Agreement.

12. This Agreement constitutes the entire agreement of the parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, between the parties. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement. This Agreement cannot be changed or terminated without the express written consent of the parties.


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13.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by federal law.

14. By executing this Agreement, Employee acknowledges that (a) this Agreement has been reviewed with him by a representative of the Company (see Attachment "A", which is attached hereto and incorporated herein by reference), (b) he has had at least twenty-one (21) days to consider the terms of the Agreement (see Attachment "A"), and has considered its terms for that period of time or has knowingly and voluntarily waived his right to do so, (c) he has been advised by the Company in writing to consult with an attorney regarding the terms of the Agreement (see Attachment "A"), (d) he has consulted with, or has had sufficient opportunity to consult with, an attorney of his own choosing regarding the terms of this Agreement, (e) any and all questions regarding the terms of this Agreement have been asked and answered to his complete satisfaction, (f) he has read this Agreement and fully understands its terms and their import, (g) except as provided by this Agreement, he has no contractual right or claim to the benefits described herein, (h) the consideration provided for herein is good and valuable, and (i) he is entering into this Agreement voluntarily, of his own free will and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

     EXECUTED in ________________________________, Texas, this__________day of______________,_________________.



                                     EMPLOYEE:


                                     -----------------------------------------


THE STATE OF
            -----------------------------

COUNTY OF
         --------------------------------

     BEFORE ME, the undersigned, a Notary Public, on this day personally appeared _______________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed.



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     GIVEN UNDER MY HAND AND SEAL OF OFFICE this__________day of ______________,
___________.


                                   ------------------------------------
                                   Notary Public, State of


     EXECUTED in ___________________________, Texas, this _________ day of
________________, ___________.

                                   MSI HOLDINGS, INC.

                                   By:
                                      ---------------------------------

                                   Its:
                                       --------------------------------


THE STATE OF TEXAS       )
                         )
COUNTY OF ___________    )

     BEFORE ME, the undersigned, a Notary Public, on this day Personally appeared ________________________________________________________,
______________________________________________ of MSI HOLDINGS, INC., known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he or she executed the same as the act of that company for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this _________ day of
__________________________, _______________.



                                   ------------------------------------
                                   Notary Public, State of Texas


[SEAL]


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                                 ATTACHMENT "A"

                                NOTICE OF RIGHTS

     Attached hereto you will find a proposed Settlement Agreement, General Release, and Covenant Not to Sue ("Agreement") with respect to the cessation or termination of your employment. It is required by law that you be given at least 21 days from the date of receipt of the proposed Agreement within which to consider its terms. During this period, please feel free to contact the person listed below to ask any questions regarding the Agreement including, but not limited to, the definitions of words which you do not know and the meanings of phrases, sentences, or paragraphs which you do not understand. It is recommended that you consult with an attorney regarding your legal rights with respect to the Agreement during this 21-day period.

                            ACKNOWLEDGMENT OF RECEIPT

     I acknowledge that I received a copy of MSI HOLDINGS, INC.'s proposed Settlement Agreement, General Release, and Covenant Not to Sue at ___:___ __.m. this ___ day of ______________, 1999, and that the Agreement and Notice of Rights above have been reviewed with me by the person signing below on behalf of MSI HOLDINGS, INC.

                                           EMPLOYEE:


-------------------                        --------------------------------
(Date)


MSI HOLDINGS, INC.


By:
   ----------------------------------

Its:
    ---------------------------------